EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITOR

Inphi Corporation

Santa Clara, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-170629, 333-179270, 333-187108, 333-194339, 333-200616, 333-203906, 333-206108, 333-209832, 333-215523, 333-216363, 333-223313, 333-226649, 333-229979 and 333-236826) and Form S-3 (No. 333-200008) of Inphi Corporation of our report dated October 9, 2019 relating to the consolidated financial statements of eSilicon Corporation, which appears in this Current Report on Form 8-K/A of Inphi Corporation.  Our report contains an explanatory paragraph regarding eSilicon Corporation’s ability to continue as a going concern.

/s/ BDO USA, LLP
San Jose, California

March 23, 2020